UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2013

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 31, 2013, Blue Capital Re Ltd. (the “Reinsurer”), a wholly owned subsidiary of Blue Capital Reinsurance Holdings Ltd., entered into a Retrocession Agreement (the “Agreement”) with Blue Water Re Ltd. (the “Reinsured”), a wholly-owned subsidiary of Montpelier Re Holdings Ltd.  Pursuant to the Agreement, the Reinsured has the option to cede to the Reinsurer, and the Reinsurer obligates itself to accept by way of reinsurance, up to a 100% cession of the Reinsured’s participation in ceded reinsurance business written by the Reinsured and allocated to the Reinsurer in accordance with its underwriting guidelines.

The Agreement became effective on January 1, 2014 and will remain in force for an indefinite period, but may be cancelled by either party, subject to three (3) months’ prior notice of cancellation in writing to the other party and to expire on December 31st of any year. In the event of cancellation, all business covered under the Agreement shall run until its natural expiry.

As of December 31, 2013, Montpelier Reinsurance Ltd, a wholly-owned subsidiary of Montpelier Re Holdings Ltd., owned 28.6% of the outstanding common shares of Blue Capital Reinsurance Holdings Ltd.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	Retrocession Agreement dated December 31, 2013, between Blue Capital Re Ltd. and Blue Water Re Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTPELIER RE HOLDINGS LTD.
(Registrant)

January 6, 2014	By:	/s/ JONATHAN B. KIM
Date	Name:	Jonathan B. Kim
	Title:	General Counsel, Secretary and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Retrocession Agreement dated December 31, 2013, between Blue Capital Re Ltd. and Blue Water Re Ltd.